Exhibit 10.48
NON-DISCLOSURE CONFIDENTIALITY AGREEMENT
DOUBLETAKE SOFTWARE, INC.
                     (hereinafter referred to as the “employee”) hereby acknowledges that Double-Take Software, Inc., et al. (hereinafter referred to as the “Corporation”) is engaged in the business of developing, selling, distributing, supporting, installing and servicing computer related software. Both parties agree that the operation of the business and performance of the work of the Corporation involves special skills, knowledge, trade secrets, special techniques, procedures or names and addresses of the customers, past and present, of the Corporation. The employee acknowledges that he is being employed with the express understanding that all of the foregoing shall not be divulged or otherwise disclosed to anyone at any time.
It is further understood and agreed to by the employee, that during the time of his employment by the Corporation, that his time and efforts will be exclusively devoted to the Corporation’s business, and that he will not participate in any activity of a similar nature with any other entity, in any capacity, (e.g. sales, consulting, engineering, supervision or hands on activity). All computer program source and information relating to such source code, trade secrets, books, manuals, bulletins, work papers, files, reports and other related materials are the property of the Corporation and must be returned to the Corporation upon request or at the termination of employment, along with any reproductions of such documentation.
Employee agrees to hold in confidence and to refrain from using or disclosing to any third party, without prior written consent of Corporation, (a) any information disclosed in confidence to employee by the Corporation, and (b) any information developed or delivered by employee during the term of employee’s employment by the Corporation. All computer program source and information relating to such source code received, developed or delivered by employee in connection with his employment shall be deemed confidential information and belonging exclusively to the Corporation for purposes of this paragraph.
Employee agrees to provide the Corporation with all source code and complete source code documentation for all computer programs developed or modified by employee in the course of his employment by the Corporation. Ownership of all goods, code, and materials, etc; delivered by employee hereunder is hereby assigned irrevocably to the Corporation, including but not limited to all copyrights, trademarks, trade secrets and patent rights in such goods and materials. Employee agrees to execute and return to the Corporation all documents required by the Corporation from time to time to evidence, document or, if necessary, to perfect such ownership, for any purpose desired by the Corporation, and hereby appoints the Corporation employee’s attorney-in-fact with full powers to execute such document itself in the event employee is unable to provide the Corporation with such signed documents.

In the event the term of the employee’s employment shall expire or terminate, employee agrees not to divulge any of the above information, etc., or to engage or participate, directly or indirectly, for himself or on behalf of or for the benefit of a third party, firm or corporation in developing products based on the information gained during his term of employment by the Corporation. Employee also agrees he will not participate, directly or indirectly, for himself or on behalf of or for the benefit of a third party, firm or corporation in soliciting competing products, services and/or solutions to the Corporation’s existing customers or proposed customers (which were being solicited by the Corporation during the time of his employment) for a period of two (2) years and will not encourage, induce or attempt to induce any employee of the Corporation to leave the employ of the corporation for a period of two (2) years.
The employee agrees that these terms are so vitally important to the operation of the business of the Corporation, that any violation of the above conditions will result in their termination of employment, forfeitures of any and all benefits and bonuses accrued, as well as entitling the Corporation to any injunctive relief allowed by Law.
This Agreement shall be governed by the Laws of the State of New Jersey and there are no understandings, agreements, representations, express or implied, not specified herein.
AGREED TO BY:

Employee	(DATE)
ACCEPTED BY:

For the Corporation

TITLE:

(DATE)